EXHIBIT 99.2
                                      to
  INTEGRATED DATA CORP FORM 10-QSB FOR THE QUARTER ENDED DECEMBER 31, 2006
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                                     Squire, Sanders & Dempsey L.L.P.
                                       Including
                                       Steel, Hector & Davis LLP

                                     200 South Biscayne Boulevard, Suite 4000
                                     Miami, FL  33131-2398

                                     Office:  +1.305-577-7000
                                     Fax:  +1.305.577.7001

                                          Direct:  +1.305.577.7043
                                          pmartinezfraga@ssd.com


                                     November 27, 2007

VIA E-MAIL, FACSIMILE AND U.S. MAIL

Patricia Rose-Marie Cassells
Patricia Cassells & Associates, P.A.
1111 Brickell Avenue, 11th Floor
Miami, Florida  33131-3112

     Re: Island Premier Resorts, Ltd. v. Montana Holdings Limited, a Bahamian Company, Integrated Data Corp., a Delaware SEC
          Corporation, John Mittens, Individually, Abe Carmel, Individually, Thor Ibsen, Individually, Neil A. Bains, Individually

Dear Ms. Cassells:

     On Wednesday, November 21, 2007, we notified you by letter, provided to you pursuant hand-delivery, e-mail, and U.S. Mail, that Island Premier Resorts, Ltd. ("Island Premier") is a client of Squire, Sanders & Dempsey L.L.P. ("Squire Sanders"). This letter clearly indicated the issues attendant to the draft complaint you sent to Luther H. McDonald on November 13, 2007, and the time sensitive nature of our request.

     The letter respectfully requested your immediate attention to this matter, which your draft complaint precipitated. At this juncture, five days have passed since you received our correspondence. Yet, you have elected to ignore our missive. Additionally, Squire Sanders repeatedly has contacted your office to no avail. In furtherance of our request, a retraction letter should have been sent for our review. Again, however, we are yet to receive any response from your office. Without your immediate attention to this matter we will have no recourse but to proceed under the assumption that you are unwilling to cooperate with or acknowledge Island Premier's request. Please contact me by the end of business (5:00 p.m. Eastern Standard Time) today, Tuesday, November 27, so that we may attempt to amicably resolve this matter.

                                     Very truly yours,

                                     /s/ Pedro J. Martinez-Fraga

                                     Pedro J. Martinez-Fraga

cc:     Charles Abele, Jr.
        Leah B. Storie